Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS
New York, October 28, 2020 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2020.

$212.9 million quarterly gross revenues increased 5.9% (4.7% on a constant currency basis) year over year
$780.3 billion average daily volume (“ADV”), a decrease of 4.5% year over year. Quarterly records for TRACE share in U.S. High Grade Credit, U.S. High Grade Credit Fully Electronic, and U.S. High Yield Credit. Quarterly records for ADV in China Bonds and Repos
$47.0 million GAAP net income, a decrease of 3.1%, due to a higher tax rate and lower interest rates on cash balances. $69.9 million adjusted net income, an increase of 13.5% from the prior year period
47.4% adjusted EBITDA margin or $100.9 million adjusted EBITDA for the quarter compared to 46.5% or $93.4 million, respectively, for the prior year period
$0.19 diluted earnings per share (“Diluted EPS”) and $0.30 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared

Lee Olesky, CEO of Tradeweb Markets:

“Tradeweb’s business performed exceedingly well in the third quarter, as increased adoption of electronic trading and heightened debt issuance helped fuel record TRACE share in U.S. credit and higher volumes in U.S. treasuries, European government bonds and mortgages. We also saw broader interest in a range of trading protocols and tools including electronic portfolio trading, anonymous A2A trading and automated execution. Throughout the quarter we continued to innovate for our clients, including the launch of a new trading platform for mortgage originators and the introduction of a new channel to help foreign investors gain access to the local Chinese bond market.”

SELECT FINANCIAL RESULTS	3Q20	3Q19	Change		Constant Currency Growth(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	3Q20	3Q19	YoY
GAAP Financial Measures							Rates	Cash	311	285	9.3%
Gross revenue	$212,870	$200,981	5.9%		4.7%			Derivatives	179	279	(35.8)%
Rates	$115,766	$115,505	0.2%		(1.0)%			Total	490	563	(13.0)%
Credit	$50,216	$39,578	26.9%		25.4%		Credit	Cash	7	5	29.0%
Equities	$11,857	$12,333	(3.9)%		(6.3)%			Derivatives	13	12	6.6%
Money Markets	$10,491	$10,480	0.1%		(0.7)%			Total	20	17	13.7%
Market Data	$18,598	$16,914	10.0%		9.2%		Money Markets	Cash	262	229	14.3%
Other	$5,942	$6,171	(3.7)%		(3.7)%			Total	262	229	14.3%
Net income	$47,048	$48,578	(3.1)%				Equities	Cash	5	4	20.2%
Net Income attributable to Tradeweb Markets Inc.(2)	$36,812	$29,612	24.3%					Derivatives	4	3	27.3%
								Total	9	7	23.0%
Diluted EPS	$0.19	$0.20	(5.0)%					Total	780	817	(4.5)%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$100,913	$93,449	8.0%		5.8%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	47.4%	46.5%	+91	bps	+51	bps
Adjusted EBIT (1)	$90,015	$83,096	8.3%		5.9%
Adjusted EBIT margin (1)	42.3%	41.3%	+94	bps	+50	bps
Adjusted Net Income (1)	$69,939	$61,627	13.5%		11.0%
Adjusted Diluted EPS (1)	$0.30	$0.27	11.1%		7.4%

DISCUSSION OF RESULTS
Rates – Revenues from rates of $115.8 million in the third quarter of 2020 increased 0.2% compared to the third quarter of 2019 (-1.0% on a constant currency basis). ADV in rates of $490.1 billion for the third quarter of 2020 decreased 13.0% compared with the third quarter of 2019. Reduced rates volatility led to lower trading volumes in interest rate swaps. This was partially offset by strong trading activity in U.S. treasuries fueled by elevated issuance, and strong trading activity in mortgages as low rates drove new home sales and refinancing activity.

Credit – Revenues from credit of $50.2 million in the third quarter of 2020 increased 26.9% compared to the third quarter of 2019 (25.4% on a constant currency basis) as continued growth in portfolio trading and anonymous trading protocols helped drive TRACE High Grade market share to a record 17.7% (7.7% fully electronic) and TRACE High Yield market share to a record 4.8% (2.5% fully electronic). ADV in credit of $19.6 billion for the third quarter increased 13.7% over the prior year period.

Money Markets – Revenues from money markets of $10.5 million in the third quarter of 2020 increased 0.1% compared to the third quarter of 2019 (-0.7% on a constant currency basis). ADV in money markets of $261.6 billion for the third quarter of 2020 increased 14.3% due to record volume in bilateral repurchase agreements.

Equities – Revenues from equities of $11.9 million in the third quarter of 2020 decreased 3.9% compared to the third quarter of 2019 (-6.3% on a constant currency basis). ADV in equities of $9.0 billion for the third quarter of 2020 increased 23.0%, while strength in U.S. ETF trading was offset by lower volumes in European ETFs.

Market Data – Revenues from market data of $18.6 million in the third quarter of 2020 increased 10.0% compared to the third quarter of 2019 (9.2% on a constant currency basis) due to delivery of additional data under our market data license agreements with Refinitiv.

Other – Revenues from other of $5.9 million in the third quarter of 2020 decreased 3.7% compared to the third quarter of 2019 (-3.7% on a constant currency basis).

Operating Expenses – Operating expenses of $154.3 million in the third quarter of 2020 increased 8.1% compared to the third quarter of 2019 due to higher employee compensation and benefits expense, as well as higher depreciation and amortization expense. Adjusted Expenses were $122.9 million in the third quarter of 2020, an increase of 4.2% from the prior year period, primarily due to higher employee compensation and benefits expense resulting from increased headcount, as well as higher technology and communications expense, partially offset by lower general and administrative expense. Please see "Non-GAAP Financial Measures" below for additional information.
CAPITAL MANAGEMENT
•$677.4 million in cash and cash equivalents and a fully undrawn $500 million credit facility at September 30, 2020.
•Capital expenditures and capitalization of software development: $10.2 million.
•Free cash flow for the trailing twelve months ended September 30, 2020 of $380.0 million up 47.9%. See “Non-GAAP Financial Measures” for additional information.
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on December 15, 2020 to stockholders of record as of December 1, 2020.
OTHER MATTERS
Updated Full-Year 2020 Guidance*
•Adjusted Expenses: $495 - $505 million (lower half of range)
•Includes ~$5 million of technology & communications investments (data strategy and cybersecurity)
•Includes ~$7 - $8 million of G&A in Q4 excluding the impact of FX
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $110 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $45 - $50 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.

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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2020 results starting at 9:00 a.m. Eastern Time today, October 28, 2020. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 3586933. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $780 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

TRADEWEB MARKETS INC.
INCOME STATEMENT (UNAUDITED)
Dollars in Thousands, Except Per Share Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Transaction fees	$120,582	$112,746	$383,552	$319,338
Subscription fees	36,217	35,387	105,706	104,398
Commissions	39,593	37,590	120,201	108,200
Refinitiv market data fees	14,273	13,251	43,466	40,252
Other	2,205	2,007	6,658	6,070
Gross revenue	212,870	200,981	659,583	578,258

Expenses
Employee compensation and benefits	83,967	79,644	263,353	252,912
Depreciation and amortization	38,857	35,133	113,952	102,928
Technology and communications	12,037	9,527	34,397	29,086
General and administrative	8,657	7,507	24,520	25,961
Professional fees	7,388	7,272	20,908	20,981
Occupancy	3,443	3,640	10,678	10,900
Total expenses	154,349	142,723	467,808	442,768
Operating income	58,521	58,258	191,775	135,490
Net interest income (expense)	(349)	636	64	1,669
Income before taxes	58,172	58,894	191,839	137,159
Provision for income taxes	(11,124)	(10,316)	(39,898)	(21,413)
Net income	$47,048	$48,578	$151,941	$115,746
Less: Pre-IPO net income attributable to Tradeweb Markets LLC	—	—	—	42,352
Net income attributable to Tradeweb Markets Inc. and non-controlling interests	47,048	48,578	151,941	73,394
Less: Net income attributable to non-controlling interests	10,236	18,966	40,705	30,954
Net income attributable to Tradeweb Markets Inc.	$36,812	$29,612	$111,236	$42,440

EPS calculations for post-IPO and pre-IPO periods (1)
Earnings per share
Basic	$0.20(a)	$0.21(a)	$0.63(a)	$0.19(b) / 0.30(a)
Diluted	$0.19(a)	$0.20(a)	$0.60(a)	$0.19(b) / 0.28(a)
Weighted average shares outstanding
Basic	187,774,170(a)	142,935,206(a)	177,257,994(a)	222,222,197(b) / 142,934,221(a)
Diluted	194,955,695(a)	151,362,643(a)	185,026,108(a)	223,320,457(b) / 151,158,760(a)
(1)In April 2019, the Company completed the Reorganization Transactions and the IPO, which, among other things, resulted in Tradeweb Markets Inc. becoming the successor of Tradeweb Markets LLC for financial reporting purposes. As a result, earnings per share information for the pre-IPO period is not comparable to the earnings per share information for the post-IPO period. Therefore, earnings per share information is being presented separately for the pre-IPO and post-IPO periods.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See “Basic and Diluted EPS Calculations” and “Presentation” below for additional information.
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(in thousands)
Net income	$47,048	$48,578	$151,941	$115,746
Net interest income (expense)	349	(636)	(64)	(1,669)
Depreciation and amortization	38,857	35,133	113,952	102,928
Stock-based compensation expense(1)	1,816	1,995	10,308	22,398
Provision for income taxes	11,124	10,316	39,898	21,413
Unrealized foreign exchange (gains) / losses	1,492	(2,499)	5,449	(1,215)
(Gain)/Loss from revaluation of foreign denominated cash(2)	227	562	388	1,120
Adjusted EBITDA	$100,913	$93,449	$321,872	$260,721
Less: Depreciation and amortization	(38,857)	(35,133)	(113,952)	(102,928)
Add: Acquisition and Refinitiv Transaction related D&A(3)	27,959	24,780	81,363	72,122
Adjusted EBIT	$90,015	$83,096	$289,283	$229,915
Adjusted EBITDA margin(4)	47.4%	46.5%	48.8%	45.1%
Adjusted EBIT margin(4)	42.3%	41.3%	43.9%	39.8%

(1)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(2)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period.

Reconciliation of Net Income to	Three Months Ended September 30,				Nine Months Ended September 30,
Adjusted Net Income and Adjusted Diluted EPS	2020		2019		2020		2019
(in thousands, except per share amounts)
Earnings per diluted share(1)	$0.19	(a)	$0.20	(a)	$0.60	(a)	$ 0.19 / 0.28	(b)/(a)
Pre-IPO net income attributable to Tradeweb Markets LLC (1)	—		—		—		42,352	(b)
Net income attributable to Tradeweb Markets Inc.(1)	36,812	(a)	29,612	(a)	111,236	(a)	42,440	(a)
Net income attributable to non-controlling interests (1)(2)	10,236	(a)	18,966	(a)	40,705	(a)	30,954	(a)
Net income(1)	$47,048	(a)	$48,578	(a)	$151,941	(a)	$115,746	(b)/(a)
Provision for income taxes	11,124		10,316		39,898		21,413
Acquisition and Refinitiv Transaction related D&A(3)	27,959		24,780		81,363		72,122
Stock-based compensation expense(4)	1,816		1,995		10,308		22,398
Unrealized foreign exchange (gains) / losses	1,492		(2,499)		5,449		(1,215)
Loss from revaluation of foreign denominated cash(5)	227		562		388		1,120
Adjusted Net Income before income taxes	89,666		83,732		289,347		231,584
Adjusted income taxes(6)	(19,727)		(22,105)		(63,656)		(61,139)
Adjusted Net Income	$69,939		$61,627		$225,691		$170,445
Adjusted Diluted EPS(1)(7)	$0.30	(a)	$0.27	(a)	$0.97	(a)	$ 0.23 / 0.51	(b)/(a)

(1)In April 2019, the Company completed the Reorganization Transactions and the IPO. As a result, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See the “Basic and Diluted EPS Calculations” table below for additional information.
(2)For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(5)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents corporate income taxes at an assumed effective tax rate of 22.0% and 26.4% applied to Adjusted Net Income before income taxes for the three and nine months ended September 30, 2020 and 2019, respectively. For pre-IPO periods, this adjustment assumes Tradeweb Markets LLC was subject to a corporate tax rate for the periods presented.
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(7)Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the nine months ended September 30, 2019 represent shares of TWM LLC (pre-IPO period) and shares of Class A and Class B common stock of Tradeweb Markets, Inc. (post-IPO period). Shares outstanding during the three and nine months ended September 30, 2020 represent shares of Class A and Class B Common Stock of Tradeweb Markets Inc. (post-IPO period). For a summary of the calculation of Adjusted Diluted EPS, see "Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding" below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding				Pre-IPO Period	Post-IPO Period
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2019

Diluted weighted average TWM LLC shares outstanding	—	—	—	223,320,457	—
Diluted weighted average shares of Class A and Class B common stock outstanding	194,955,695	151,362,643	185,026,108	—	151,158,760
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	39,513,246	79,289,005	48,397,598	—	79,289,005
Adjusted diluted weighted average shares outstanding	234,468,941	230,651,648	233,423,706	223,320,457	230,447,765
Adjusted Net Income (in thousands)	$69,939	$61,627	$225,691	$52,190	$118,255
Adjusted Diluted EPS	$0.30	$0.27	$0.97	$0.23	$0.51
(1)Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(in thousands)
Operating Expenses	$154,349	$142,723	$467,808	$442,768
Acquisition and Refinitiv Transaction related D&A(1)	(27,959)	(24,780)	(81,363)	(72,122)
Stock-based compensation expense(2)	(1,816)	(1,995)	(10,308)	(22,398)
Unrealized foreign exchange gains / (losses)	(1,492)	2,499	(5,449)	1,215
Loss from revaluation of foreign-denominated cash(3)	(227)	(562)	(388)	(1,120)
Adjusted Expenses	$122,855	$117,885	$370,300	$348,343

(1)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(3)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended September 30, 2020
(in thousands)
Cash flow from operating activities	$424,070
Less: Capitalization of software development costs	(30,345)
Less: Purchases of furniture, equipment and leasehold improvements	(13,698)
Free Cash Flow	$380,027

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc. (post-IPO period) and Tradeweb Markets LLC (pre-IPO period):

EPS: Post-IPO net income attributable to Tradeweb Markets Inc.	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(in thousands, except share and per share amounts)
Numerator:
Post-IPO net income attributable to Tradeweb Markets Inc.	$36,812	$29,612	$111,236	$42,440

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	187,774,170	142,935,206	177,257,994	142,934,221
Dilutive effect of equity-settled PRSUs	2,584,192	2,492,381	2,371,727	2,355,938
Dilutive effect of options	4,402,391	5,935,056	5,264,106	5,868,601
Dilutive effect of RSUs	194,942	—	132,281	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	194,955,695	151,362,643	185,026,108	151,158,760

Earnings per share - Basic	$0.20	$0.21	$0.63	$0.30
Earnings per share - Diluted	$0.19	$0.20	$0.60	$0.28

EPS: Pre-IPO net income attributable to Tradeweb Markets LLC(1)				Nine Months Ended September 30, 2019
(in thousands, except share and per share amounts)
Numerator:
Pre-IPO net income attributable to Tradeweb Markets LLC				$42,352

Denominator:
Weighted average LLC Interests outstanding - Basic				222,222,197
Dilutive effect of equity-settled PRSUs				1,098,260
Weighted average LLC Interests outstanding - Diluted				223,320,457

Earnings per share - Basic				$0.19
Earnings per share - Diluted				$0.19

(1)Earnings per share and weighted average shares outstanding for the pre-IPO period has been computed to give effect to the Reorganization Transactions, including the amendment and restatement of the fourth amended and restated limited liability company agreement of Tradeweb Markets LLC to, among other things, (i) provide for a new single class of common membership interests in Tradeweb Markets LLC (“LLC Interests”) and (ii) exchange all of the original members’ existing membership interests for LLC interests.

TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended		Three Months Ended
	September 30, 2020		September 30, 2019		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
(dollars in thousands)
Rates	$64,139	$51,627	$64,885	$50,620	$(746)	$1,007	(1.1)%	2.0%
Credit	44,278	5,938	34,417	5,161	9,861	777	28.7%	15.1%
Equities	9,329	2,528	9,896	2,437	(567)	91	(5.7)%	3.7%
Money Markets	6,390	4,101	6,743	3,737	(353)	364	(5.2)%	9.7%
Market Data	—	18,598	—	16,914	—	1,684	—%	10.0%
Other	—	5,942	—	6,171	—	(229)	—%	(3.7)%
Gross revenue	$124,136	$88,734	$115,941	$85,040	$8,195	$3,694	7.1%	4.3%

TRADEWEB MARKETS INC.
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AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended September 30,		YoY
	2020	2019	% Change
Rates	$2.03	$1.79	13.7%
Cash Rates	$1.83	$1.95	(6.0)%
Rates Derivatives	$2.37	$1.62	46.4%
Swaps / Swaptions Tenor (greater than 1 year)	$3.37	$3.00	12.1%
Other Rates Derivatives(1)	$0.25	$0.05	412.0%

Credit	$34.83	$30.81	13.1%
Cash Credit(2)	$127.70	$117.59	8.6%
Credit Derivatives and U.S. Cash 'EP'	$6.01	$6.23	(3.7)%

Equities	$16.01	$20.78	(23.0)%
Cash Equities	$20.38	$28.09	(27.4)%
Equity Derivatives	$9.46	$9.26	2.2%

Money Markets (Cash)	$0.38	$0.46	(17.3)%

Total Fees per Million	$2.47	$2.20	12.0%
Total Fees per Million excluding Other Rates Derivatives(3)	$2.65	$2.62	1.1%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The "cash credit" category represents the "credit" asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed ("EP") activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2020 Q3
		2020 Q3		2019 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	311,039	19,951,648	284,622	18,260,540	9.28%
	U.S. Government Bonds	86,962	5,565,577	82,124	5,255,922	5.89%
	European Government Bonds	24,309	1,604,396	23,372	1,542,537	4.01%
	Mortgages	195,985	12,543,046	175,476	11,230,439	11.69%
	Other Government Bonds	3,782	238,629	3,651	231,642	3.60%
	Derivatives	179,076	11,612,291	278,794	18,046,653	(35.77)%
	Swaps/Swaptions ≥ 1Y	122,362	7,919,286	148,230	9,612,484	(17.45)%
	Swaps/Swaptions < 1Y	56,318	3,667,678	129,982	8,396,929	(56.67)%
	Futures	396	25,327	582	37,240	(31.99)%
	Total	490,114	31,563,939	563,416	36,307,193	(13.01)%
Credit	Cash	7,037	455,507	5,455	352,772	28.98%
	U.S. High Grade	3,818	244,359	2,483	158,921	53.76%
	U.S. High Yield	406	25,974	329	21,072	23.26%
	European Credit	1,270	83,831	1,203	79,409	5.57%
	Municipal Bonds	201	12,851	226	14,433	(10.97)%
	Chinese Bonds	1,277	84,292	1,157	75,201	10.39%
	Other Credit Bonds	64	4,201	57	3,735	12.42%
	Derivatives	12,538	815,611	11,763	764,357	6.59%
	Swaps	12,538	815,611	11,763	764,357	6.59%
	Total	19,574	1,271,118	17,218	1,117,129	13.68%
Money Markets	Cash	261,590	16,847,205	228,795	14,701,645	14.33%
	Repurchase Agreements (Repo)	250,039	16,106,552	210,969	13,558,356	18.52%
	Other Money Markets	11,551	740,653	17,827	1,143,289	(35.20)%
	Total	261,590	16,847,205	228,795	14,701,645	14.33%
Equities	Cash	5,408	349,289	4,499	291,410	20.21%
	U.S. ETFs	3,815	244,189	2,755	176,292	38.51%
	Europe ETFs	1,592	105,101	1,744	115,118	(8.70)%
	Derivatives	3,624	233,482	2,846	184,720	27.32%
	Options/Convertibles/Swaps	1,188	77,469	1,275	83,725	(6.79)%
	Futures	2,436	156,014	1,571	100,996	55.00%
	Total	9,032	582,772	7,345	476,130	22.96%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	780,311	50,265,034	816,774	52,602,097	(4.46)%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.

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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2020 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
PRESENTATION
The historical financial information and other disclosures contained in this press release relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO of Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”). The IPO closed on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained in this press release relating to periods prior to and including March 31, 2019, which we refer to as the “pre-IPO period,” pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes. The historical financial information contained in this press release relating to periods beginning on April 1, 2019, and through and including September 30, 2020, which we refer to as the “post-IPO period,” pertain to Tradeweb Markets Inc. The pre-IPO period excludes, and the post-IPO period includes, our financial results from April 1, 2019 through April 3, 2019, which are not material.

On October 1, 2018, Refinitiv Holdings Ltd. (“Refinitiv”), which is controlled by certain investment funds affiliated with The Blackstone Group L.P., an affiliate of Canada Pension Plan Investment Board, an affiliate of GIC Special Investments Pte. Ltd. and certain co-investors, indirectly acquired substantially all of the financial and risk business of Thomson Reuters Corporation and Thomson Reuters Corporation indirectly acquired a non-controlling ownership interest in Refinitiv (collectively, the “Refinitiv Transaction”). As a result of the Refinitiv Transaction, as a consolidating subsidiary of Refinitiv, we accounted for the Refinitiv Transaction using pushdown accounting. Due to the change in the basis of accounting resulting from the application of pushdown accounting, the financial information for the period beginning on October 1, 2018, and through and including September 30, 2020, or the “successor period,” and the financial information for the periods prior to, and including, September 30, 2018, or the “predecessor period,” are not comparable. However, the change in basis resulting from the Refinitiv Transaction did not impact certain financial information, specifically revenues and certain expenses.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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